UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 16, 2008

Monaco Coach Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-14725	35-1880244
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

91320 Industrial Way,

Coburg, Oregon 97408

(Address of Principal Executive Offices, including Zip Code)

(541) 686-8011

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING INFORMATION

The statements below regarding the anticipated completion date of the plant shutdown and related activities, anticipated plant capacity, estimated expenses  and charges and their anticipated timing for payment, are forward-looking statements based on current information and expectations and involve a number of risks and uncertainties. A number of factors could cause actual results to differ materially from these statements, including larger than projected transition costs and difficulties in implementing the reduction in operations on the timetable currently contemplated.  Please refer to the Company’s SEC reports, including but not limited to the most recent Form 10-Q, the annual report on Form 10-K for 2007, and the 2007 Annual Report to Shareholders for additional factors. These filings can be accessed over the Internet at http://www.sec.gov.

Section 2 – Financial Information

Item 2.05. – Costs Associated with Exit or Disposal Activities

On July 16, 2008, the management of Monaco Coach Corporation (the “Company”) determined to relocate all service and production operations in Wakarusa, Elkhart and Nappanee, Indiana and to permanently cease operations at those locations.  Production of the majority of motorized units currently manufactured in these locations will be relocated to the Company’s Coburg, Oregon operations. Production of the Company’s remaining motorized models, together with production of towable units, will be relocated to the Company’s Warsaw, Indiana location. The shutdown is presently scheduled to begin on approximately September 17, 2008 and is expected to be substantially completed by September 30, 2008.

Approximately 1,400 hourly and salaried employees will be impacted by the shutdown, representing 33% of the Company’s total workforce.  The Company will continue to maintain a significant presence in the northern Indiana area with approximately 700 employees at its operations in Warsaw, Milford and Goshen, Indiana.

The decision to reduce operations was made in light of continued deteriorating market conditions for the Company’s products.  In recent quarters, in order to align production with retail demand, the Company has reduced production by taking days and weeks off.  The closure of the Company’s two production facilities in Indiana is expected to decrease the Company’s Class A motorized production capacity from approximately 180 units per week to 90.

The Company anticipates recording a one-time charge in the third quarter of 2008 totaling approximately $7.5 million.  These charges will include (i) $2.0 million to $2.5 million for expenses associated with the closure of the facilities; (ii) approximately $4.5 million to $5.1 million for personnel related costs, including severance benefits, transfer bonuses, and relocation assistance costs;  and (iii) approximately $0.6 million to $0.9 million of charges for the physical relocation of inventory and equipment.  All of these charges represent cash expenditures which are expected to be paid during the third and fourth quarters of 2008.

Item 2.06. – Material Impairments

The Company is unable to estimate at this time any impairment charge that may result from the closure of the Company’s production facilities in Wakarusa, Elkhart and Nappanee, Indiana.  The current book value of these facilities is $42.9 million.  The Company will file an amendment to this report at such time as it is able to make an estimate of this charge.

The Company published a press release on July 17, 2008 related to the decision to reduce operations.  The release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On July 21, 2008, the Compensation Committee of the Board of Directors (the “Committee”) of Monaco Coach Corporation (the “Company”) approved an Executive Pay Reduction Program (the “Program”).  The Program is intended to reduce expenses through the reduction of executive salaries, while providing Program participants (each a “Participant” and together the “Participants”) the opportunity to (i) earn a performance-based bonus equal to the lost salary, and (ii) restore the previous salary levels, both through the achievement of specified performance goals.

The Program is designed to focus executive behavior on reducing debt by increasing cash flows, reducing expenses and returning the Company to profitability intending to result in increased shareholder value.  This Program is fully funded through the reduction of the Participants’ salaries.

Participants

The Participants are the Company’s executive management as well as designated executive management of certain wholly-owned subsidiaries of the Company.  The Company may also designate other key director-level employees as Participants.

Pay Reductions

During the Performance Period (discussed below), the base salaries of each Participant will be reduced by 10 – 50%.  The base salaries of the Company’s Named Executive Officers will be reduced as follows:

Name	Title	Percentage Reduction

Kay L. Toolson	Chairman of the Board and Chief Executive Officer	50%

John W. Nepute	President	30%

P. Martin Daley	Vice President and Chief Financial Officer	15%

Richard E. Bond	Senior Vice President, Secretary and Chief Administrative Officer	15%

Michael P. Snell	Vice President of Sales and Marketing	15%

Performance Period

The Program will cover a 12-month performance period (the “Performance Period”) beginning with the third quarter of 2008 and ending with the close of the second quarter in 2009.  The Performance

Period may terminate earlier upon 100% achievement of specified performance goals relating to Operating Income and Operating Cash Flow (together referred to as the “Performance Goals”).

Performance Bonus

Each Participant is eligible to earn a cash bonus (the “Performance Bonus”) equal to a portion (or the entire amount) of his or her lost salary upon achievement of $58,000,000 of Operating Cash Flow (the “Operating Cash Flow Performance Goal”) defined for purposes of the Program as the cash flow created by the reduction of inventories.  The Participant must be employed by the Company (or an affiliate) through the end of the Performance Period in order to receive the Performance Bonus.  The maximum Performance Bonus a Participant may receive will equal his or her lost salary.

During the first three quarters of the Performance Period, the Performance Bonus will only be paid upon 100% achievement of the Operating Cash Flow Performance Goal, with the determination of the achievement of the Operating Cash Flow Performance Goal to be determined quarterly.

If the Operating Cash Flow Performance Goal has not been achieved at 100% during the first three quarters of the Performance Period, some or all of the Performance Bonus may be paid at the end of the second quarter of 2009 as follows:

•      Threshold (50% achievement of Operating Cash Flow Performance Goal) = 50% of Performance Bonus.

•      75% achievement of Operating Cash Flow Performance Goal = 75% of Performance Bonus.

•      Maximum (100% achievement of Operating Cash Flow Performance Goal) = 100% of Performance Bonus.

Reinstatement of Salaries

The Performance Goal for the reinstatement of salaries at the pre-Program levels is the achievement of positive operating income in any single quarter during the Performance Period (the “Operating Income Performance Goal”).  If the Operating Income Performance Goal is achieved, salaries will be reinstated to pre-Program levels effective the beginning of the first quarter following the quarter in which the Operating Income Performance Goal is achieved.

Termination of Employment and Change in Control

If a Participant’s employment with the Company (or any affiliate of the Company) ends due to death, disability, retirement, or a termination without cause (all as defined in the Program), the Participant will receive a pro-rated portion of his or her Performance Bonus that he or she would have earned had the Participant remained an employee through the entire Performance Period.

In the event of a change in control (as defined in the Program) that occurs during a Performance Period while a Participant remains an employee of the Company, the Participant will receive the full Performance Bonus.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)                                Exhibits

Exhibit No.	Description
99.1	Press Release dated July 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monaco Coach Corporation

By:	/s/ P. Martin Daley
P. Martin Daley
Vice President and Chief Financial Officer

Date:  July 22, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 17, 2008